January 9, 2006

Mr. Barry I. Regenstein
President & Chief Financial Officer
Command Security Corporation
P.O Box 340
1133 Route 55, Suite D
Langrangeville, NY 12540

Dear Mr. Regenstein:
                              Consulting Agreement

      1.    Engagement

      (a) This letter (this "Consulting Agreement") confirms our agreement pursuant to which you have retained Giuliani Security & Safety LLC (together with its members, employees and agents, "GSS") to provide certain professional consulting services described below (the "Engagement") to Command Security Corporation ("Command").

      (b) In consideration of the advisory fees to be paid to GSS pursuant to this Consulting Agreement, GSS shall provide advice and assistance to Command regarding Command's security services business ("Command's Business"), and shall:

      (i)   Recommend, at an appropriate time, Command's services to appropriate
            clients  of  GSS  and  of  Giuliani   Partners  LLC  and  its  other
            subsidiaries (collectively, "GP");

      (ii) utilize Command's security personnel as GP's primary resource for the needs of GP clients for the services provided by Command, to the extent authorized by such clients;

      (iii) advise Command on the expansion of Command's Business and scope of services through strategic acquisitions that enhance its service offerings;

      (iv) advise Command of new technologies in the areas of security and homeland defense and how the use of such technologies could increase the profitability of Command's Business;

      (v) make available senior executives of GSS to assist Command with finalizing negotiations with prospective customers and acquisition targets; and

      (vi) work with Command to enhance the training of its employees, including helping to draft and edit Command's training manuals and materials.

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      (c) As part of the Engagement, GSS shall assist Command in the development of Command's strategies with regard to:

      (i) increasing Command's market presence within industry sectors in which it currently operates and developing opportunities for expansion into new sectors. During the Term (as defined below), GSS will assist Command to pursue new business opportunities by introducing Command to companies for which it currently performs no services; and

      (ii) expanding Command's Business to include an emergency services branch to provide operational services in emergency preparedness, fire safety, crisis management and business continuity. The emergency and crisis management effort will be directed by Richard Sheirer, the former Commissioner of the New York City Office of Emergency Management. The fire safety effort will be directed by Thomas Von Essen, the former New York City Fire Commissioner.

      (d) GSS initially shall assign Christopher Rising as the GSS executive with the responsibility of coordinating GSS's obligations hereunder (the "Team Leader") and shall make available other personnel resources to perform the Engagement and assist the Team Leader. The Team Leader will act under the supervision of Pat D'Amuro.

      (e) GSS shall reasonably  accommodate  Command's requests for the services described above consistent with GSS's and GP's other commitments and obligations, including, without limitation, making Mr. Giuliani reasonably available, consistent with his schedule and other commitments, to provide assistance in connection with this Consulting Agreement; provided, however, that in no event shall GSS be required to perform any services that might reasonably be deemed to constitute "lobbying" (or any analogous regulated activity) under applicable law or regulations.

      2. Term of the Engagement

      The term of the Engagement pursuant to this Consulting Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and end on the first anniversary of the Effective Date.

      3. Advisory Fees

      As compensation for GSS's performance of its obligations pursuant to this Consulting Agreement, Command agrees to pay GSS a monthly cash fee during the Term of one hundred seventy five thousand dollars ($175,000) payable beginning on the Effective Date and continuing thereafter on the 15th day of each month (or, if such day is not a business day, on the next succeeding business day).

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      4. Expenses

      Command agrees to promptly reimburse GSS for its out-of-pocket expenses necessarily and reasonably incurred by GSS and its representatives in connection with the performance of its duties pursuant to this Consulting Agreement (e.g., travel and lodging, but excluding any compensation paid to any employees, partners or affiliates of GSS and any allocation of overhead or similar expenses).

      5. Confidentiality; Use of Mr. Giuliani's Name

      (a) GSS shall (i) treat and maintain as confidential and/or privileged all information, documents, materials and work product that are, have been or shall be generated or created by or communicated or provided to GSS by Command relating to any activity undertaken as part of this Consulting Agreement ("Confidential Information") and shall not reveal any such Confidential Information, document, material or work product to any person or utilize any of them in any way except as directed or approved by Command and (ii) require its employees, affiliates, officers, directors and shareholders to maintain confidentiality of such Confidential Information; provided, however, that GSS may reveal such Confidential Information, documents, materials or work product if required by law pursuant to subpoena or other government process after prior written notice to Command and to the extent permitted under the circumstances to afford Command an opportunity to challenge such process at Command's sole discretion and expense. In the alternative, should Command so direct, GSS shall undertake to challenge such process at Command's sole expense; provided, that such challenge is permitted by law under the circumstances.

      GSS acknowledges the unique and proprietary nature of the Confidential Information and agrees that Command's remedies at law for a breach by it of its obligations under this paragraph 5 may be inadequate and that Command shall, in the event of any such breach, be entitled to seek equitable relief (including, without limitation, provisional and permanent injunctive relief and specific performance) in addition to any other remedies under this Consulting Agreement or available at law.

      (b) Except as required by applicable securities laws, the parties shall keep the terms of this Consulting Agreement (but not the existence of our consulting relationship or this Consulting Agreement) strictly confidential at all times and neither party shall make any statement regarding this Consulting Agreement without the advance consent of the other, which consent shall not be unreasonably withheld or delayed.

      (c) The trade names and trademarks "Rudolph Giuliani," or "Giuliani Partners LLC" or "Giuliani Security & Safety LLC" or any similar mark or variations or derivations thereof (collectively, the "Giuliani Marks"), shall not be used by Command without GSS's prior written consent, and upon any termination of this Consulting Agreement, Command shall have no further right to use or exploit the Giuliani Marks in any fashion. Command shall not by act or omission use the Giuliani Marks or perform any services hereunder in any manner that tarnishes, degrades, disparages or reflects adversely on the Giuliani Marks, GSS, its affiliates, or their business or reputation (an "Adverse Effect"), and in the event of any such act or omission, or if the Engagement otherwise results in an Adverse Effect, GSS shall have the right to terminate the Engagement and this Agreement. Except as expressly provided herein, nothing in this Consulting Agreement shall be deemed to give Command any right, title or interest in or to any of GSS's trade names, trademarks or service marks.

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      6. Promotional Materials

      Command and GSS agree that each party shall submit to the other party, for their respective review, all advertising, written sales promotion, press releases, news clippings and other publicity matters relating to this Consulting Agreement and the strategic relationship created hereby or containing language from which this Consulting Agreement or such relationship may be inferred or implied ("Promotional Materials") and not publish, disseminate or use any such Promotional Materials without the other party's prior written consent, such consent not to be unreasonably withheld.

      7. Representations And Warranties of the Parties

      As an inducement to the parties to enter into this Consulting Agreement, each party hereto represent to the other as of the date hereof as follows:

      (a) Organization, Authority and Qualification. It is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the State of its formation and has all necessary power and authority to enter into this Consulting Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Consulting Agreement by it, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action. This Consulting Agreement has been duly executed and delivered by it, and (assuming due authorization, execution and delivery by the other parties) this Consulting Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

      (b) No Conflict. (i) The execution, delivery and performance of this Consulting Agreement by it do not and will not (A) contravene, conflict with or violate its organizational documents, (B) contravene, conflict with or violate any Law applicable to it or by which any of its properties or assets is bound or affected or (C) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except for any such conflicts, violations, breaches, defaults or other occurrences that would not adversely affect or materially delay its ability to carry out its obligations under, and to consummate the transactions contemplated by, this Consulting Agreement.

      (ii) The execution, delivery and performance of this Consulting Agreement by it do not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filing or notifications, would not adversely affect or materially delay its ability to carry out its obligations under, and to consummate the transactions contemplated by, this Consulting Agreement.

      (c) Absence of Litigation. As of the date of this Consulting Agreement, there is no action pending or, to its knowledge, threatened, before any governmental entity or any tribunal that seeks to delay or prevent the consummation of the transactions contemplated by this Consulting Agreement.

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

      8. Indemnification and Related Matters

      (a) Command agrees to indemnify GSS and GP, any controlling person of GSS or GP and each of their respective partners, shareholders, directors, officers, employees, agents, affiliates and representatives (each, a "GSS Indemnified Party") and hold each of them harmless against any actions, judgments, claims, losses, damages, expenses, liabilities, joint or several, to which any GSS Indemnified Party may become liable, directly or indirectly, arising out of, or relating to, the Engagement or this Consulting Agreement, including but not limited to reimbursement for all GSS or GP fees, costs, reasonable attorney's fees and disbursements and defense or other costs associated with any such actions, judgments or claims, unless and until it were to be finally adjudicated that such liabilities resulted from the gross negligence or willful misconduct of any GSS Indemnified Party. Command further agrees to reimburse each GSS Indemnified Party immediately upon request for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit proceeding or investigation, directly or indirectly, arising out of, or relating to, this Consulting Agreement or the Engagement. In the event that a GSS Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against Command, or any of their affiliates in which such GSS Indemnified Party is not named as a defendant, Command agrees to reimburse GSS or GP for all out-of-pocket expenses incurred by it in connection with such GSS Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

      (b) GSS agrees to indemnify Command, any controlling person of Command and each of their respective partners, shareholders, directors, officers, employees, agents, affiliates and representatives (each, a "Command Indemnified Party") and hold each of them harmless against any actions, judgments, claims, losses, damages, expenses, liabilities, joint or several, to which any Command Indemnified Party may become liable, directly or indirectly, arising out of, or relating to, the Engagement or this Consulting Agreement and solely to the extent directly and proximately caused by the gross negligence or willful misconduct of GSS or GP (or any of their respective partners, shareholders, directors, officers, employees, agents, affiliates and representatives) during the Term, including but not limited to reimbursement for all of Command's fees, costs, reasonable attorney's fees and disbursements and defense or other costs associated with any such actions, judgments or claims, unless and until it were to be finally adjudicated that such liabilities resulted from the gross negligence or willful misconduct of any Command Indemnified Party. GSS further agrees to reimburse each Command Indemnified Party immediately upon request for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit proceeding or investigation, directly or indirectly, arising out of, or relating to, this Consulting Agreement or GSS's services hereunder. Moreover, in no event, regardless of the legal theory advanced, shall GSS be liable for any consequential, indirect, incidental, punitive or special damages of any nature. In no event shall GSS' liability (whether direct, indirect, contract or otherwise) directly or indirectly relating to or in connection with this Consulting Agreement exceed the fees received by GSS from Command during the months that any such liability of GSS under this paragraph arose. In the event that a Command Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against GSS, or any of their affiliates in which such Command Indemnified Party is not named as a defendant, GSS agrees to reimburse Command for all out-of-pocket expenses incurred by it in connection with such Command Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

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

      (c) Each party agrees that, without the prior written consent of the other party hereto, that such party will not settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder (whether or not GSS, GP, Command or any other indemnified party is an actual or potential party to such claim, action, suit, proceeding or investigation), unless (i) such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from any liabilities arising out of such claim action, suit, proceeding or investigation and (ii) the parties agree that the terms of such settlement shall remain confidential.

      (d) Command shall be solely responsible for the performance of Command's services and products. Any representation or covenant, whether express or implied, given by Command to any customer or third party regarding the Command services and products shall be the sole responsibility of Command, and neither GSS nor GP shall be liable for, and each of GSS and GP shall be indemnified against in accordance with paragraph 8(a) (without regard to any exceptions or limitations contained in such paragraph), any failure to comply with such representation or covenant.

      9. No Other Consulting Agreements

      Neither GSS nor any of its affiliates has entered into, nor shall it or any of them enter into any consulting, partnership, joint venture or similar agreement or arrangement with any other party that is a direct competitor of Command; provided, however, that nothing in the foregoing shall prohibit GSS or any of its affiliates from entering into any agreement or arrangement with (i) a parent or other affiliate of any direct competitor of Command that is not itself such a direct competitor (so long as the services to be performed under such agreement will not be rendered to any such direct competitor) or (ii) a direct competitor if such agreement or arrangement is not substantially related to the business of such party that is in direct competition with Command. Except as set forth in the preceding sentence, nothing in this Consulting Agreement shall prevent GSS from entering into consulting agreements or arrangements with other parties for any purpose, so long as GSS is not prevented by any such agreement or arrangement from performing its obligations hereunder. During the Term, in any circumstance in which GSS or GP either have the authority to retain, or the opportunity to recommend to a client or other third party that they retain, a security guard firm for services of a kind customarily performed by Command within a geographic area customarily serviced by Command and at fair market pricing, GP shall retain or recommend Command for such assignment, it being understood and agreed that where GSS or GP do not have the exclusive authority and discretion to retain the relevant security guard firm, this covenant shall not be deemed breached merely because the client or other third party decides to retain some other firm than Command.

      10.  Modification  of  Consulting  Agreement;  Non-Assignability;   Entire
Consulting Agreement

      (a) This Consulting Agreement may not be changed or altered except in a writing duly executed by an authorized agent of both parties hereto.

      (b) Neither party may assign any of its rights or obligations or delegate any of its duties under this Consulting Agreement without the prior written consent of the other party.

      (c) There have been no representations, inducements, promises or agreements of any kind that have been made by either party, or by any person acting on behalf of either party, which are not embodied within this Consulting Agreement. This Consulting Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

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      11. Independent Contractor Status

      In connection with this Consulting Agreement, GSS is acting as an independent contractor and not in any other capacity, and does not have any authority to act as an agent for, or otherwise bind Command. No partnership, joint venture or similar legal relationship between GSS or Command shall be created or implied by this Consulting Agreement.

      12. Governing Law

      All aspects of the relationship created by this Consulting Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to any conflict of rule law or principle that would give effect to the laws of another jurisdiction.

      13. Cumulative Remedies

      The rights and remedies granted by this Consulting Agreement to either party will not be deemed to prohibit either party from exercising any other rights or remedies provided under this Consulting Agreement or by law or equity.

      14. Costs and Attorneys' Fees

      Save as expressly otherwise provided in this Consulting Agreement, each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this agreement and any other agreement incidental to or referred to in this Consulting Agreement. All costs and expenses incurred by a party in any arbitration or action to enforce this Consulting Agreement shall be borne by such party (including attorneys' fees and expert costs), unless otherwise determined by the arbitrator or other tribunal, as applicable, provided that the parties shall split evenly any filing fees or arbitrators fees.

      15. No Third Party Beneficiaries

      Except with respect to obligations to GSS Indemnified Parties and Command Indemnified Parties pursuant to paragraph 8, this Consulting Agreement is intended for the benefit only of the parties hereto and not any other person or entity.

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      16. Arbitration

      (a) Any dispute, controversy or claim arising out of or relating to this Consulting Agreement or the breach, termination, enforceability or validity hereof shall be heard and determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The number of arbitrators shall be three. Each party shall select an arbitrator from the list of names submitted to the parties by the AAA, and such two arbitrators shall appoint the third arbitrator. The place of arbitration shall be the City of New York.

      (b) No provision of or the exercise of any rights under this Section 16 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of New York (which shall have exclusive jurisdiction for purposes of this paragraph 16) provisional remedies and relief. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the City of New York for purposes of this provision, waives and agrees not to assert objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this paragraph 15(b) in the same manner as provided for the giving of notice hereunder.

      17. Survival and Interpretation

      All paragraphs herein relating to compensation, expenses, ownership, representations and warranties, actions, limitation on damages, confidentiality, indemnification, arbitration, survival, binding nature, assignment and delegation, non-solicitation, interpretation, governing law, and jurisdiction and venue shall survive the expiration or termination of this Consulting Agreement. In the event of any conflict, ambiguity, or inconsistency between this Consulting Agreement and any exhibit hereto, this Consulting Agreement shall govern and control.

      18. Execution of the Consulting Agreement and Signatures

      Your signature below on the indicated enclosed copy of this Consulting Agreement is your representation that you are authorized to enter into this Consulting Agreement and to agree to the terms hereof on behalf of Command. This Consulting Agreement shall be binding on all parties and their respective heirs, successors and permitted assigns.

                                     * * * *

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

      If the foregoing correctly reflects our mutual understanding and agreement with respect to the terms of this Consulting Agreement set forth herein, please so confirm by executing and delivering the enclosed copy of this Consulting Agreement to the undersigned, and upon the Effective Date, this Consulting Agreement shall become a binding agreement upon Command and GSS in accordance with its terms.

                                                  Very truly yours,

                                                  GIULIANI SECURITY & SAFETY LLC

                                                  By: _______________________
                                                  Name: ____________________
                                                  Title: _____________________

ACCEPTED AND AGREED:

COMMAND SECURITY CORPORATION

By: _______________________
Name: _____________________
Title: ______________________

Date:  _____________________


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